[LOGO FOR NORTHWESTERN CORPORATION]                              News Release
                                                                     NYSE:NOR





CONTACTS:

INVESTORS:                                        MEDIA:

Elizabeth A. Evans                                Roger Schrum
605-978-2929                                      605-978-2848
liz.evans@northwestern.com                        roger.schrum@northwestern.com


--------------------------------------------------------------------------------

      NORTHWESTERN REPORTS 2001 EPS OF $2.03 BEFORE RESTRUCTURING CHARGES;
                  REAFFIRMS 2002 EPS GUIDANCE OF $2.30 TO $2.55

--------------------------------------------------------------------------------

            MONTANA POWER TRANSACTION RECEIVES REGULATORY APPROVALS;
                   CORNERSTONE PURSUES STRATEGIC ALTERNATIVES

--------------------------------------------------------------------------------

SIOUX FALLS, S.D. - FEB. 7, 2002 - NORTHWESTERN CORPORATION (NYSE:NOR) TODAY REPORTED FULL-YEAR 2001 NET INCOME OF $56.7 MILLION OR $2.03 PER DILUTED SHARE BEFORE RESTRUCTURING CHARGES, UP 11 PERCENT FROM THE $49.6 MILLION OR $1.83 PER DILUTED SHARE REPORTED IN 2000. THESE RESULTS ARE IN LINE WITH PREVIOUSLY ANNOUNCED EXPECTATIONS OF BETWEEN $2.00 AND $2.03 EARNINGS PER SHARE BEFORE CHARGES.

      "In addition to our reported recurring results of $2.03 per share, we have made substantial progress to further strengthen our energy and communications businesses for long-term growth and value creation," said Merle D. Lewis, NorthWestern's chairman and chief executive officer. "NorthWestern's businesses are positioned to achieve improved performance, and we reaffirm our previously announced 2002 earnings per share guidance of between $2.30 to $2.55."

      Revenues for the fourth quarter of 2001 were $797 million, compared with $2.5 billion in the same quarter in 2000. Revenues for full-year 2001 were $4.2 billion, down from $7.1 billion in 2000. Revenues for both the fourth quarter and full-year 2001 were lower due primarily to the sale and exit of certain natural gas and crude oil businesses of CornerStone Propane along with lower commodity prices.

      In addition, NorthWestern announced that it expects to close its pending acquisition of The Montana Power Company's energy transmission and distribution business by mid-February.

      "With the recent unanimous approval by the Montana Public Service Commission and clearance by the Federal Trade Commission, we have received all necessary regulatory approvals to complete this transaction," Lewis said. "Combining Montana Power's successful utility business with NorthWestern's strong energy business will create a solid platform for substantially increased cash flow and a foundation for our value creation strategy of growth in earnings and dividends. This strategy is evidenced by the fourth quarter dividend increase of 6.7 percent, marking our 18th consecutive year for increasing dividends."



                                    - More -

NorthWestern Reports $2.03 EPS Before Restructuring Charges
Feb. 7, 2002
Page 2


      CornerStone announced on Jan. 18, 2002, it had retained Credit Suisse First Boston Corporation to pursue strategic options, including the possible sale or merger of the Partnership. NorthWestern represents the largest unitholder of CornerStone and owns all of the stock of the managing general partner.

      "We fully support CornerStone's action as it is consistent with our strategic intent to continue to narrow the focus of NorthWestern's energy and communications businesses," Lewis said. "As we have noted, CornerStone has historically been a minor contributor to NorthWestern's earnings and cash flow. By excluding CornerStone and adding Montana Power's utility operations, approximately two-thirds of NorthWestern's targeted 2002 earnings before interest, taxes, depreciation and amortization (EBITDA) is attributable to our utility businesses."

      As previously announced, NorthWestern recorded a pre-tax restructuring charge of $25 million in the fourth quarter of 2001 associated with its Operational Excellence initiative which is focused on reducing annualized selling, general and administrative (SG&A) expenses by $150 million. Including the charge, NorthWestern reported fourth quarter net income of $5.1 million or 12 cents per diluted share, compared to $15.7 million or 60 cents per diluted share in the fourth quarter of 2000. Net income for 2001 including the charge was $44.5 million or $1.53 per diluted share.

DIVIDEND ACTIONS

      During the fourth quarter, NorthWestern announced a quarterly dividend increase to 31 3/4 cents per share on the Company's common stock payable Dec. 1, 2001. The quarterly common stock dividend is equivalent to an annual rate of $1.27, an 8-cent or 6.7 percent increase over the previous annual dividend rate. Consistent with its strategy of growing both earnings and dividends, NorthWestern has increased dividends on its common stock for 18 consecutive years and has paid dividends for 55 consecutive years.

     On Feb. 6, 2002, the Board of Directors announced another quarterly dividend of 31 3/4 cents per share on the Company's common stock payable March 1, 2002, to shareholders of record on Feb. 15, 2002.

BUSINESS SEGMENT RESULTS

      NorthWestern's electric and natural gas business segment, NorthWestern Services Group, reported strong results for 2001 with operating income of $50.4 million, before restructuring charges, up 33 percent or $12.4 million, compared with 2000. Revenues for the year totaled $251.2 million, up from $181.3 million in 2000. In the fourth quarter 2001, operating income before restructuring charges totaled $8.6 million, down $1.6 million from the same period in 2000 due to milder weather conditions and reduced wholesale electricity sales.

NorthWestern Reports $2.03 EPS Before Restructuring Charges
Feb. 7, 2002
Page 3



      NorthWestern's President and Chief Operating Officer Richard R. Hylland said, "Overall, our core energy business showed healthy growth again in 2001, aided by favorable wholesale electricity sales in the first half of the year. Our underlying electricity and natural gas distribution business continues to perform well and will show substantial revenue growth and earnings accretion in 2002 following the completion of the Montana Power transaction."

      Fourth quarter results for Expanets, NorthWestern's communications business, showed continued improvement, with EBITDA before restructuring charges reflecting a loss of $1.6 million, compared with a loss of $13.2 million for the same quarter in 2000. Further, the fourth quarter 2001 results include approximately $10 million in identified nonrecurring transition and integration costs as Expanets advanced the migration of its business toward a common information technology platform. SG&A expenses for the fourth quarter reflect a reduction of $25.4 million, or 23 percent, from the same quarter in 2000 and a reduction of $19.9 million, or 19 percent, from the third quarter of 2001, representing actions taken by the company to resize its business and reduce its cost structure. For the full year, Expanets reported an EBITDA loss before nonrecurring charges of $47.5 million, of which $37.7 million occurred during the first quarter prior to the restructuring of Expanets' agreement with Avaya, Inc., compared with positive EBITDA of $12.6 million in 2000. Identified nonrecurring transition and integration costs totaled $36 million during 2001 and $24 million in 2000. Revenues for fourth quarter 2001 were $217.5 million, compared with $293.5 million in fourth quarter 2000. For the full year, revenues were $1.0 billion, compared with $1.1 billion in 2000.

      "Expanets took several important steps during the fourth quarter and throughout the year that should provide major building blocks for achieving its targets in 2002. First, the company further resized its cost structure and substantially reduced expenses to reflect changing market conditions in the communications industry. In late November, Expanets also introduced a new information technology system infrastructure that when fully implemented should enable the company to more efficiently develop and deploy communications solutions for clients while reducing operating expenses. This project is part of Expanets' previously announced plan to exit from the costly transition services agreements entered into in connection with the purchase of the Growing and Emerging Markets (GEM) division of Lucent Technologies. This is an extensive project involving substantial data migration from third-party legacy systems to the new Expanets system and the launching of a new integrated customer care, billing, order processing and information technology system. Expanets' process teams addressed initial delays in the integration of the new system and continue to make progress toward full implementation of the system," Hylland said.

      "Expanets' focus on value-added services and solutions at the customer premises, as opposed to commodity-based services such as a broadband networks, has enabled it to

NorthWestern Reports $2.03 EPS Before Restructuring Charges
Feb. 7, 2002
Page 4


maintain a core level of recurring customer revenues, even in the face of challenging economic conditions. We believe Expanets is well positioned with a cost structure to meet our performance expectations in 2002," Hylland added. "As we highlighted in our Nov. 30, 2001, webcast presentation, we are targeting an improvement in Expanets' EBITDA in 2002 of approximately $130 million resulting from cost reductions and efficiencies across the business. Specifically, the improvement is targeted to come from the completion of activities generating the nonrecurring transition and integration costs incurred during 2001 ($36 million), nonrecurring expenses attributable to the new information technology system when fully implemented ($14 million), and SG&A reductions resulting principally from cost improvement and resizing initiatives during 2001 ($80 million)."

      Blue Dot, NorthWestern's heating, ventilation, air conditioning (HVAC) and plumbing services provider, reported full-year 2001 EBITDA before restructuring charges of $9.9 million, compared with $18.4 million in 2000. Revenues improved to $423.8 million for full-year 2001, compared with $408.8 million in 2000 due to the acquisition of certain locations during 2000 and 2001. Reported EBITDA before restructuring charges for the fourth quarter 2001 reflects a loss of $2.4 million, compared with positive EBITDA of $1.7 million in the same period in 2000. Revenues during the fourth quarter 2001 were $101.2 million, compared with $109.9 million in the same quarter in 2000. Included in the fourth quarter 2001 results are approximately $6 million in negative adjustments relating principally to the carrying value of inventory and receivables at certain locations.

      "Blue Dot's results during the fourth quarter were impacted by continued soft economic conditions, nonrecurring charges taken at business locations that are undergoing restructuring and the relocation of its corporate headquarters to Sioux Falls," said Hylland. "Blue Dot's new management team is implementing a plan to improve performance by maximizing higher margin services, implementing new systems and processes, enhancing efficiency and improving underperforming business locations."

      Fourth quarter EBITDA from CornerStone Propane (NYSE:CNO) was $21.6 million, before nonrecurring losses totaling approximately $5.9 million primarily related to the sale of CornerStone's remaining crude and natural gas businesses, compared with $35.2 million in the fourth quarter of 2000. The propane distribution company results were significantly impacted by near record warm weather in the fourth quarter, which reduced retail gallons sold by 28 percent compared with the fourth quarter of 2000. Revenues for the quarter were $427 million, compared with $2.1 billion in same quarter in 2000. Full-year 2001 revenues were $2.5 billion, compared with $5.4 billion in 2000. Revenues for both the fourth quarter and full-year 2001 were lower due primarily to the sale and exit of certain natural gas and crude oil businesses along with lower commodity prices.

NorthWestern Reports $2.03 EPS Before Restructuring Charges
Feb. 7, 2002
Page 5


      The action taken by CornerStone in January to pursue strategic options will be considered in conjunction with NorthWestern's required adoption of Financial Accounting Standard 142, "Goodwill and Other Intangible Assets" and Financial Accounting Standard 144, "Impairment or Disposal of Long-Lived Assets" effective Jan. 1, 2002. It is likely that substantially all of NorthWestern's nearly $40 million net carrying value in CornerStone will be taken as a non-cash adoption during the first quarter 2002.

CONFERENCE CALL

      As previously announced, the Company will conduct a conference call with analysts today at 11 a.m. Eastern time. The conference call will be webcast live via the NorthWestern Corporation Web site at www.northwestern.com or at www.companyboardroom.com.

ABOUT NORTHWESTERN

     NorthWestern Corporation, a FORTUNE 500 company, is a leading provider of services and solutions to more than 2 million customers across America in the energy and communications sectors. NorthWestern's partner entities include NorthWestern Services Group, a provider of electric, natural gas and communications services to Upper Plains customers; Expanets, one of the largest mid-market providers of networked communications solutions and services in the United States; Blue Dot, a leading provider of air conditioning, heating, plumbing and related services; and CornerStone Propane Partners L.P. (NYSE:CNO), one of the nation's largest retail propane distribution entities. Further information about NorthWestern is available on the Internet at www.northwestern.com.

FORWARD-LOOKING STATEMENTS

     CERTAIN STATEMENTS MADE IN THIS NEWS RELEASE, INCLUDING THOSE RELATING TO EXPECTATION OF FUTURE FINANCIAL PERFORMANCE, CONTINUED GROWTH, CHANGES IN ECONOMIC CONDITIONS OR CAPITAL MARKETS AND CHANGES IN CUSTOMER USAGE PATTERNS AND PREFERENCES, AS WELL AS OTHER STATEMENTS REGARDING OUR ASSUMPTIONS, PROJECTIONS, EXPECTATIONS, TARGETS, INTENTIONS OR BELIEFS ABOUT FUTURE EVENTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES. A NUMBER OF IMPORTANT FACTORS WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE CORPORATION, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THE ADVERSE IMPACT OF WEATHER CONDITIONS; UNSCHEDULED GENERATION OUTAGES; MAINTENANCE OR REPAIRS; UNANTICIPATED CHANGES TO FOSSIL FUEL OR GAS SUPPLY COSTS OR AVAILABILITY DUE TO HIGHER DEMAND, SHORTAGES, TRANSPORTATION PROBLEMS OR OTHER DEVELOPMENTS; DEVELOPMENTS IN THE FEDERAL AND STATE REGULATORY ENVIRONMENT AND THE TERMS ASSOCIATED WITH OBTAINING REGULATORY APPROVALS; THE RATE OF GROWTH AND ECONOMIC CONDITIONS IN THE SERVICE AREAS OF THE CORPORATION AND ITS SUBSIDIARIES; THE SPEED AND DEGREE TO WHICH COMPETITION ENTERS THE INDUSTRIES AND MARKETS IN WHICH THE CORPORATION'S BUSINESSES OPERATE; THE TIMING AND EXTENT OF CHANGES IN INTEREST RATES AND FLUCTUATIONS IN ENERGY-RELATED COMMODITY PRICES; RISKS ASSOCIATED WITH ACQUISITIONS, TRANSITION AND INTEGRATION OF ACQUIRED COMPANIES, INCLUDING IMPLEMENTATION OF INFORMATION SYSTEMS AND REALIZING EFFICIENCIES IN EXCESS OF ANY RELATED RESTRUCTURING CHARGES; REDUCTION OF MINORITY INTEREST BASIS REQUIRING THE CORPORATION TO RECOGNIZE ITS SHARE OF OPERATING LOSSES AT CERTAIN SUBSIDIARIES; FOR LOSS ALLOCATION PURPOSES; CHANGES IN CUSTOMER USAGE PATTERNS AND PREFERENCES; AS WELL AS CHANGING CONDITIONS IN THE ECONOMY, CAPITAL MARKETS AND OTHER FACTORS IDENTIFIED FROM TIME TO TIME IN THE CORPORATION'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION; AND EVENTS, CONDITIONS OR CIRCUMSTANCES THAT PRECLUDE OR MATERIALLY DELAY THE COMPLETION OF THE ACQUISITION OF THE MONTANA POWER COMPANY'S ENERGY TRANSMISSION AND DISTRIBUTION BUSINESS. THIS NEWS RELEASE SHOULD BE READ IN CONJUNCTION WITH THE COMPANY'S REPORT ON 10-K FOR 2000, AND SUBSEQUENT QUARTERLY REPORTS ON 10-Q AND CURRENT REPORTS ON 8-K, WHICH CAN BE LOCATED AT www.sec.gov AND REQUESTED FROM NORTHWESTERN CORPORATION.

NorthWestern Corporation Reports Fourth Quarter Results
February 7, 2002
Page 6


                            NORTHWESTERN CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                    (In Thousands, Except Per Share Amounts)
                                  (Unaudited)



                                                           THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                              DECEMBER 31                           DECEMBER 31
                                                           ------------------                    -------------------
                                                           2001          2000                    2001           2000
                                                           ----          ----                    ----           ----
OPERATING REVENUES                                    $   797,419    $ 2,549,858             $ 4,237,755    $ 7,132,090
COST OF SALES                                             596,109      2,308,383               3,380,188      6,295,675
                                                      -----------    -----------             -----------    -----------
GROSS MARGIN                                              201,310        241,475                 857,567        836,415
                                                      -----------    -----------             -----------    -----------

OPERATING EXPENSES:
  Selling, General and Administrative                     183,340        207,115                 790,936        686,814
  Restructuring                                            24,916             --                  24,916             --
  Depreciation                                             18,005         15,265                  66,138         58,034
  Amortization of Goodwill and Other Intangibles           16,460         15,735                  59,627         50,295
                                                      -----------    -----------             -----------    -----------
                                                          242,721        238,115                 941,617        795,143
                                                      -----------    -----------             -----------    -----------

OPERATING INCOME (LOSS)                                   (41,411)         3,360                 (84,050)        41,272
Interest Expense                                          (24,112)       (22,055)                (90,365)       (77,207)
Investment Income and Other                                 3,893          1,147                   8,023          8,981
                                                      -----------    -----------             -----------    -----------

LOSS BEFORE INCOME TAXES
  AND MINORITY INTERESTS                                  (61,630)       (17,548)               (166,392)       (26,954)
Benefit for Income Taxes                                   30,133         12,118                  47,380          4,117
                                                      -----------    -----------             -----------    -----------
LOSS BEFORE MINORITY INTERESTS                            (31,497)        (5,430)               (119,012)       (22,837)
Minority Interests                                         36,588         21,095                 163,544         73,436
                                                      -----------    -----------             -----------    -----------
INCOME BEFORE CUMULATIVE EFFECT OF
  CHANGE IN ACCOUNTING PRINCIPLE                            5,091         15,665                  44,532         50,599
Cumulative Effect of Change in Accounting
  Principle, Net of Tax and Minority Interests                 --             --                      --         (1,046)
                                                      -----------    -----------             -----------    -----------
NET INCOME                                                  5,091         15,665                  44,532         49,553
Minority Interests on Preferred
  Securities of Subsidiary Trusts                          (1,877)        (1,651)                 (6,827)        (6,601)
Dividends on Cumulative Preferred Stock                       (47)           (47)                   (191)          (191)
                                                      -----------    -----------             -----------    -----------
EARNINGS ON COMMON STOCK                              $     3,167    $    13,967             $    37,514    $    42,761
                                                      ===========    ===========             ===========    ===========
AVERAGE COMMON SHARES OUTSTANDING                          26,724         23,216                  24,390         23,141
EARNINGS PER AVERAGE COMMON SHARE
  Basic Before Cumulative Effect                      $       .12    $       .60             $      1.54    $      1.89
  Cumulative Effect of Change in Accounting Principle          --             --                      --          (0.04)
                                                      -----------    -----------             -----------    -----------
  Basic                                               $       .12    $       .60             $      1.54    $      1.85
                                                      ===========    ===========             ===========    ===========

  Diluted Before Cumulative Effect                    $       .12    $       .60             $      1.53    $      1.87
  Cumulative Effect of Change in Accounting
    Principle                                                  --             --                      --          (0.04)
                                                      -----------    -----------             -----------    -----------
  Diluted                                             $       .12    $       .60             $      1.53    $      1.83
                                                      ===========    ===========             ===========    ===========


                                    - More -

NorthWestern Corporation Reports Fourth Quarter Results
February 7, 2002
Page 7


                            NORTHWESTERN CORPORATION
                              SEGMENT INFORMATION


                                                                      4TH QUARTER ENDED DECEMBER 31, 2001
                                               -------------------------------------------------------------------------------------
                                                 Electric and
                                               Natural Gas (1) Communications       HVAC     Propane (2)     All Other      Total
                                               --------------- --------------       ----     -----------     ---------      -----
Operating Revenues                             $    47,018    $   217,527    $   101,247   $   426,585    $     5,042   $   797,419
Cost of Sales                                       25,628        131,779         64,862       370,457          3,383       596,109
                                               -----------    -----------    -----------   -----------    -----------   -----------
Gross Margin                                        21,390         85,748         36,385        56,128          1,659       201,310
Selling, general and administrative                  8,565         87,367         38,758        40,462          8,188       183,340
Restructuring                                        4,499          5,906          7,239            --          7,272        24,916
Depreciation                                         4,192          4,960          2,272         6,045            536        18,005
Amortization of goodwill and other
  intangibles                                           --          7,950          1,869         6,578             63        16,460
                                               -----------    -----------    -----------   -----------    -----------   -----------
Operating Income (Loss)                              4,134        (20,435)       (13,753)        3,043        (14,400)      (41,411)
Interest expense                                    (2,099)        (6,816)          (434)      (11,156)        (3,607)      (24,112)
Investment income and other                             78            253             16            --          3,546         3,893
                                               -----------    -----------    -----------   -----------    -----------   -----------
Income (loss) before taxes and
minority interests                                   2,113        (26,998)       (14,171)       (8,113)       (14,461)      (61,630)
Benefit (provision) for income taxes                   160         14,729          4,718           964          9,562        30,133
                                               -----------    -----------    -----------   -----------    -----------   -----------
Income (loss) before minority interests        $     2,273    $   (12,269)   $    (9,453)  $    (7,149)   $    (4,899)  $   (31,497)
                                               ===========    ===========    ===========   ===========    ===========   ===========


                                                                      4TH QUARTER ENDED DECEMBER 31, 2000
                                               -------------------------------------------------------------------------------------
                                                 Electric and
                                               Natural Gas (1) Communications       HVAC     Propane (2)     All Other      Total
                                               --------------- --------------       ----     -----------     ---------      -----
Operating Revenues                             $    57,071    $   293,540    $   109,907   $ 2,085,034    $     4,306   $ 2,549,858
Cost of Sales                                       32,883        193,955         73,377     2,006,087          2,081     2,308,383
                                               -----------    -----------    -----------   -----------    -----------   -----------
Gross Margin                                        24,188         99,585         36,530        78,947          2,225       241,475
Selling, general and administrative                  9,926        112,763         34,874        43,789          5,763       207,115
Depreciation                                         4,054          2,370          2,469         5,950            422        15,265
Amortization of goodwill and other
  intangibles                                           --         10,220          1,628         3,871             16        15,735
                                               -----------    -----------    -----------   -----------    -----------   -----------
Operating Income (Loss)                             10,208        (25,768)        (2,441)       25,337         (3,976)        3,360

Interest expense                                    (1,812)          (873)        (1,339)      (13,134)        (4,897)      (22,055)
Investment income and other                           (130)           102             45            --          1,130         1,147
                                               -----------    -----------    -----------   -----------    -----------   -----------
Income (loss) before taxes and
minority interests                                   8,266        (26,539)        (3,735)       12,203         (7,743)      (17,548)
Benefit (provision) for income taxes                (1,960)        12,383            849        (1,808)         2,654        12,118
                                               -----------    -----------    -----------   -----------    -----------   -----------
Income (loss) before minority interests        $     6,306    $   (14,156)   $    (2,886)  $    10,395    $    (5,089)  $    (5,430)
                                               ===========    ===========    ===========   ===========    ===========   ===========


                                                          (1) 4TH QUARTER ENDED DECEMBER 31
                                                 -----------------------------------------------------
                                                          2001                         2000
                                                 -----------------------------------------------------
                                                 Electric     Natural Gas     Electric     Natural Gas
                                                 --------     -----------     --------     -----------
(1) Operating Revenues                         $    21,407    $    25,611    $    22,492   $    34,579
    Cost of Sales                                    5,809         19,819          4,655        28,228
                                               -----------    -----------    -----------   -----------
    Gross Margin                                    15,598          5,792         17,837         6,351
    Selling, general and administrative
      expenses                                       5,383          3,182          6,483         3,443
    Restructuring                                    3,329          1,170             --            --
    Depreciation                                     3,548            644          3,216           838
                                               -----------    -----------    -----------   -----------
    Operating Income                           $     3,338    $       796    $     8,138   $     2,070
                                               ===========    ===========    ===========   ===========


                                                          (2) 4TH QUARTER ENDED DECEMBER 31
                                                 -----------------------------------------------------
                                                          2001                         2000
                                                 ------------------------     ------------------------
                                                  Retail       Wholesale       Retail       Wholesale
                                                  Propane       Propane        Propane       Propane
                                                 --------     -----------     --------     -----------
(2) Operating Revenues                         $    88,377    $   338,208    $   137,661   $ 1,947,373
    Cost of Sales                                   41,959        328,498         76,328     1,929,759
                                               -----------    -----------    -----------   -----------
    Gross Margin                               $    46,418    $     9,710    $    61,333   $    17,614
                                               ===========    ===========    ===========   ===========



                                    - More -

NorthWestern Corporation Reports Fourth Quarter Results
February 7, 2002
Page 8


                            NORTHWESTERN CORPORATION
                              SEGMENT INFORMATION


                                                                     TWELVE MONTHS ENDED DECEMBER 31, 2001
                                              -----------------------------------------------------------------------------------
                                               Electric and
                                              Natural Gas (1) Communications       HVAC     Propane (2)    All Other        Total
                                              --------------- --------------       ----     -----------    ---------        -----
Operating Revenues                               $   251,208   $ 1,032,033    $   423,803   $ 2,513,777   $    16,934   $ 4,237,755
Cost of Sales                                        142,112       648,036        267,978     2,311,384        10,678     3,380,188
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Gross Margin                                         109,096       383,997        155,825       202,393         6,256       857,567

Selling, general and administrative                   42,284       431,477        145,954       147,957        23,264       790,936
Restructuring                                          4,499         5,906          7,239            --         7,272        24,916
Depreciation                                          16,428        13,518          9,148        25,102         1,942        66,138
Amortization of goodwill and other intangibles            --        35,647          7,245        16,466           269        59,627
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Operating Income (Loss)                               45,885      (102,551)       (13,761)       12,868       (26,491)      (84,050)

Interest expense                                      (8,692)      (17,330)        (3,835)      (48,164)      (12,344)      (90,365)
Investment income and other                              306           683            204            --         6,830         8,023
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Income (loss) before taxes and
minority interests                                    37,499      (119,198)       (17,392)      (35,296)      (32,005)     (166,392)
Benefit (provision) for income taxes                 (11,857)       32,190          3,830         7,329        15,888        47,380
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Income (loss) before minority interests          $    25,642   $   (87,008)   $   (13,562)  $   (27,967)  $   (16,117)  $  (119,012)
                                                 ===========   ===========    ===========   ===========   ===========   ===========


                                                                     TWELVE MONTHS ENDED DECEMBER 31, 2000
                                              -----------------------------------------------------------------------------------
                                               Electric and
                                              Natural Gas (1) Communications       HVAC     Propane (2)    All Other        Total
                                              --------------- --------------       ----     -----------    ---------        -----
Operating Revenues                               $   181,309   $ 1,104,034    $   408,829   $ 5,422,616   $    15,302   $ 7,132,090
Cost of Sales                                         88,156       740,553        260,975     5,196,300         9,691     6,295,675
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Gross Margin                                          93,153       363,481        147,854       226,316         5,611       836,415
Selling, general and administrative                   39,211       350,926        129,447       149,777        17,453       686,814
Depreciation                                          15,919         7,614          7,901        25,271         1,329        58,034
Amortization of goodwill and other intangibles            --        29,552          5,891        14,814            38        50,295
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Operating Income (Loss)                               38,023       (24,611)         4,615        36,454       (13,209)       41,272
Interest expense                                      (7,760)       (4,019)        (4,877)      (42,738)      (17,813)      (77,207)
Investment income and other                             (194)          508            401            --         8,266         8,981
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Income (loss) before taxes and
  minority interests                                  30,069       (28,122)           139        (6,284)      (22,756)      (26,954)
Benefit (provision) for income taxes                  (9,819)        8,323         (2,404)         (972)        8,989         4,117
                                                 -----------   -----------    -----------   -----------   -----------   -----------
Income (loss) before minority interests          $    20,250   $   (19,799)   $    (2,265)  $    (7,256)  $   (13,767)  $   (22,837)
                                                 ===========   ===========    ===========   ===========   ===========   ===========


                                                          (1) TWELVE MONTHS ENDED DECEMBER 31
                                                   ----------------------------------------------------
                                                           2001                         2000
                                                   -----------------------      -----------------------
                                                   Electric    Natural Gas      Electric    Natural Gas
                                                   --------    -----------      --------    -----------
(1) Operating Revenues                           $   106,995   $   144,213    $    86,575   $    94,734
    Cost of Sales                                     23,052       119,060         16,782        71,374
                                                 -----------   -----------    -----------   -----------
    Gross Margin                                      83,943        25,153         69,793        23,360
    Selling, general and administrative expenses      27,734        14,550         25,397        13,814
    Restructuring                                      3,329         1,170             --            --
    Depreciation                                      13,193         3,235         12,663         3,256
                                                 -----------   -----------    -----------   -----------
    Operating Income                             $    39,687   $     6,198    $    31,733   $     6,290
                                                 ===========   ===========    ===========   ===========


                                                          (2) TWELVE MONTHS ENDED DECEMBER 31
                                                   ----------------------------------------------------
                                                           2001                         2000
                                                   -----------------------      -----------------------
                                                   Retail       Wholesale       Retail       Wholesale
                                                   Propane       Propane        Propane       Propane
                                                   --------    -----------      --------    -----------

(2) Operating Revenues                           $   373,853   $ 2,139,924    $   389,447   $ 5,033,169
    Cost of Sales                                    195,541     2,115,843        211,139     4,985,161
                                                 -----------   -----------    -----------   -----------
    Gross Margin                                 $   178,312   $    24,081    $   178,308   $    48,008
                                                 ===========   ===========    ===========   ===========

                                      ###